Exhibit 10.4

GUARANTY

GUARANTY, dated as of October 2, 2015, made by each of the undersigned (individually and collectively, “Guarantors”), in favor of Deerfield Private Design Fund III, L.P., Deerfield Partners, L.P. and Deerfield International Master Fund, L.P. (each individually a “Guaranteed Party” and collectively, the “Guaranteed Parties”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Facility Agreement (the “Facilities Agreement”) dated as of October 2, 2015 between AAC Holdings, Inc. (the “Borrower”), and the Guaranteed Parties, the Guaranteed Parties have agreed to make Loans to Borrower;

WHEREAS, Borrower directly or indirectly holds all of the equity interests in Guarantor;

WHEREAS, in order to induce the Guaranteed Parties to enter into the Facility Agreement and to make the Loans to Borrower, Guarantors have agreed to guaranty the Obligations (as defined below) in accordance with the terms set forth in this Guaranty,

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantors hereby agree with the Guaranteed Parties as follows:

SECTION 1. DEFINED TERMS

1.1 Definitions

(a) Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Facility Agreement.

(b) The following terms shall have the following meanings:

“Event of Default” means (i) an “Event of Default” as such term is defined in the Facility Agreement, or (ii) the failure of any Guarantor to observe the provisions of this Guaranty.

“Guaranty” means this guaranty, as the same may be amended or supplemented from time to time.

“Obligations” mean the collective reference to all obligations and liabilities of the Borrower to the Guaranteed Parties under the Facility Agreement and the other Loan Documents, as amended from time to time, respectively (including, without limitation, default interest accruing at the then applicable rate provided in the Facility Agreement and interest accruing at the then applicable rate after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Borrower, and post-filing or post-petition interest), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Facility Agreement and the other Loan Documents, or any other document executed and delivered in connection therewith, in each case whether on account of principal, interest, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Guaranteed Parties that are required to be paid by Borrower pursuant to the terms of any of the foregoing agreements).

“Person” shall mean and include an individual, a partnership, a corporation, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

1.2 Other Definitional Provisions.

The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and Section references are to this Guaranty unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

SECTION 2. GUARANTY

2.1 Guaranty. Each Guarantor, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees to the Guaranteed Parties, the prompt and complete payment and performance by Borrower of the Obligations.

2.2 Nature of Guaranty. Each Guarantor’s liability under this Guaranty shall be unlimited, open and continuous as to the Obligations until the Obligations are paid and performed in full and the Facility Agreement is terminated. Each Guarantor intends to guaranty the performance and prompt payment of the Obligations when due, whether at maturity or earlier by reason of acceleration or otherwise. Accordingly, no payments made upon the Obligations will discharge or diminish the continuing liability of Guarantors in connection with any remaining portions of the Obligations which subsequently arise or is thereafter incurred. No payment made by Borrower, or any other Person or received or collected by the Guaranteed Parties from Borrower, or any other Person by virtue of any action or other proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder and each Guarantor shall, notwithstanding any such payment (other than payment and performance in full of the Obligations), remain liable for the Obligations until the Obligations are paid and performed in full and the Facility Agreement is terminated.

2.3 Duration of Guaranty. This Guaranty will take effect when received by the Guaranteed Parties without the necessity of any acceptance by the Guaranteed Parties, or any notice to Guarantors, and will continue in full force until the Obligations shall have been fully paid and satisfied and the Facility Agreement has been terminated and all other obligations of Guarantors under this Guaranty shall have been performed in full. All renewals, extensions, substitutions, and modifications of the Obligations, release of any other guarantor or termination of any other guaranty of the Obligations shall not affect the liability of Guarantors under this Guaranty. This Guaranty is irrevocable and is binding upon Guarantors and Guarantors’ successors and assigns so long as any of the Obligations remain unpaid.

2.4 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Guaranteed Parties, no Guarantor shall be entitled to be subrogated to any of the rights of the Guaranteed Parties against Borrower or any other guarantor or guaranty or right of offset held by the Guaranteed Parties for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from Borrower or any other guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Guaranteed Parties by Borrower on account of the Obligations are paid in full and the Facility Agreement has been terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Guaranteed Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Guaranteed Parties in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Guaranteed Parties, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Guaranteed Parties may determine.

2.5 Amendments, Etc. With Respect to The Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment or performance of any of the Obligations made by the Guaranteed Parties may be rescinded by the Guaranteed Parties and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Guaranteed Parties, and the Facility Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Guaranteed Parties may deem advisable from time to time, and any guaranty or right of offset at any time held by the Guaranteed Parties for the payment of the Obligations may be sold, exchanged, waived, surrendered or released.

2.6 Guaranty Absolute and Unconditional. Each Guarantor hereby waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Guaranteed Parties upon the guaranty contained in this Section 2 or acceptance of the guaranty contained in this Section 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guaranty contained in this Section 2; and all dealings between Borrower and Guarantors, on the one hand, and the Guaranteed Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guaranty contained in this Section 2. Each Guarantor hereby waives, to the extent permitted by law, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Borrower or Guarantor with respect to the Obligations. Each Guarantor understands that the guaranty contained in this Section 2 shall be construed as a continuing, absolute and unconditional guaranty of payment and performance without regard to (a) the validity or enforceability of the Facility Agreement and the other Loan Documents, any of the Obligations or any other guaranty or right of offset with respect thereto at any time or from time to time held by the Guaranteed Parties, (b) any defense, set-off or counterclaim (other than a defense of actual payment and performance of all Obligations) which may at any time be available to or be asserted by Borrower or any other Person against the Guaranteed Parties, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of Borrower for the Obligations, or of Guarantors under the guaranty contained in this Section 2, in bankruptcy or in any other instance (other than a defense of actual payment and performance of the Obligations). When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against Guarantors, the Guaranteed Parties may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as they may have against Borrower or any other Person or against any other guaranty for the Obligations or any right of offset with respect thereto, and any failure by the Guaranteed Parties to make any such demand, to pursue such other rights or remedies or to collect any payments from Borrower or any other Person or to realize upon any such other guaranty or to exercise any such right of offset, or any release of Borrowers or any other Person or any such other guaranty or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Guaranteed Parties against any Guarantor.

The obligations of the Guarantors are principal and independent obligations from the obligations of the parties to the Facility Agreement and the other Loan Documents or any other agreement. The Guarantors shall not, in order to delay or to avoid the unconditional and immediate performance of its obligations under this Guaranty, invoke any defense or exception relating to or resulting from any current or future relationships (including legal relationships) nor any contentious or non-contentious claims, between Borrower and the Guaranteed Parties or any other third party, or any other challenge of Borrower or of a third party (other than a defense of actual payment and performance of the Obligations).

2.7 Reinstatement. The guaranty contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Guaranteed Parties upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower, Guarantor or any other guarantor of the Obligations, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for Borrower, any Guarantor or any other guarantor of the Obligations or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.8 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Guaranteed Parties without set-off or counterclaim in U.S. dollars at the address set forth in the Facility Agreement and the other Loan Documents or by wire transfer pursuant to instructions provided to Guarantors by the Guaranteed Parties.

SECTION 3. REPRESENTATIONS AND WARRANTIES

Each Guarantor represents and warrants to the Guaranteed Parties that as of the date hereof and subject in all respects to the information set forth on Schedule 3.1 attached to the Facility Agreement and incorporated herein by reference:

3.1 Organization and Subsidiaries. Each Guarantor is a legal entity duly organized and validly existing under the laws of its jurisdiction of formation set forth on the signature page of this Guaranty and has all requisite power and authority to carry on its business as now conducted and own its properties.

3.2 Authorization. Each Guarantor has full power and authority and has taken all requisite action necessary for (i) the authorization, execution and delivery of this Guaranty and (ii) authorization of the performance of all obligations of each Guarantor hereunder. This Guaranty constitutes legal, valid and binding obligations of each Guarantor, enforceable against each Guarantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

3.3 Consents. The execution, delivery and performance by any Guarantor of this Guaranty require no consent of, action by or in respect of, or filing with, any Person other than those that have been made or obtained.

3.4 No Conflict, Breach, Violation or Default; Compliance with Law. The execution, delivery and performance of this Guaranty by each Guarantor will not conflict with or result in a breach or violation of any of the provisions of, or constitute a default under, any Guarantor’s organizational documents as in effect on the date hereof. Except for any violation or breach that would not reasonably be expected to have a Material Adverse Effect, each Guarantor (i) is not in violation of any statute, rule or regulation applicable to it or its assets, (ii) is not in violation of any judgment, order or decree applicable to it or its assets, and (iii) is not in breach or violation of any agreement to which it or its assets are a party or are bound or subject. No Guarantor has received notice from any Person of any claim or investigation that, if adversely determined, would render the preceding sentence untrue or incomplete.

3.5 No Limitation of Guaranty. No representations, warranties or agreements of any kind have been made to or with any Guarantor that would limit or qualify in any way the terms of this Guaranty.

3.6 Request. This Guaranty is executed at request of Borrower and not at the request of the Guaranteed Parties.

3.7 Obtaining Information. Each Guarantor has established adequate means of obtaining from Borrower on a continuing basis information regarding Borrower’s financial condition.

3.8 Solvency. Each Guarantor (i) is capable of paying its debts as they fall due, has not admitted in writing its inability to pay its debts as they fall due, (ii) is not bankrupt or insolvent or deemed to be bankrupt or insolvent under applicable law and (iii) has not taken action, and no such action has been taken by a third party, for its winding up, dissolution, or liquidation, examinership or similar executory or judicial proceeding or for the appointment of a liquidator, custodian, receiver, trustee, administrator, examinership or other similar officer for it or any or all of its assets or revenues.

3.9 Litigation Matters. There are no actions, suits or other proceedings by or before any arbitrator or governmental authority pending against or threatened against or affecting any Guarantor which would have a Material Adverse Effect.

3.10 Compliance with Laws and Agreements. Each Guarantor is in compliance with all laws applicable to it or its property and all agreements binding upon it or its property except where such noncompliance would not reasonably be expected to have a Material Adverse Effect.

3.11 Taxes. Each Guarantor has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all taxes required to have been paid, except taxes that are being contested in good faith by appropriate proceedings and for which it has set aside on its books adequate reserves.

3.12 Disclosure. None of the written reports on financial or other information, in each case furnished by any Guarantor to Guaranteed Parties in connection with the negotiation of this Guaranty (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading.

The provisions of Section 3.1 of the Facility Agreement applicable to Guarantors are incorporated herein by reference, mutatis mutandis, such incorporation to continue after the termination of the Facility Agreement until the Obligations are repaid in full.

SECTION 4. COVENANTS

The provisions of Sections 5.1 and 5.2 of the Facility Agreement applicable to Guarantors are incorporated herein by reference, mutatis mutandis, such incorporation to continue after the termination of the Facility Agreement until the Obligations are repaid in full.

SECTION 5. WAIVERS; SUBORDINATION

5.1 Guarantor’s Waivers.

(a) Guaranteed Parties’ Actions. Each Guarantor waives any right to require the Guaranteed Parties to resort for payment from, or to proceed directly or at once against, any Person, including Borrower or any other guarantor.

(b) Guarantor’s Rights and Defenses. Each Guarantor also waives any and all rights or defenses arising by reason of (i) any law that may prevent the Guaranteed Parties from bringing any action, including a claim for deficiency, against any Guarantor, before or after the commencement or completion of any foreclosure action, either judicially or by exercise of a power of sale, (ii) any election of remedies by the Guaranteed Parties which destroys or otherwise adversely affects any Guarantor’s subrogation rights or any Guarantor’s rights to proceed against Borrower for reimbursement, including without limitation, any loss of rights any Guarantor may suffer by reason of any law limiting, qualifying, or discharging the Obligations, (iii) any disability or other defense of Borrower, of any other guarantor, or of any other Person, or by reason of the cessation of Borrower’s liability from any cause whatsoever, other than payment and performance in full of the Obligations, (iv) any statute of limitations, if at the time any action or other suit brought by the Guaranteed Parties against any Guarantor is commenced there are outstanding Obligations which are not barred by any applicable statute of limitations, or (v) any defenses given to guarantors at law or in equity other than actual payment and performance of the Obligations.

(c) No Set-off, Counterclaim, Etc. Each Guarantor further waives and shall not assert or claim at any time any deductions to the amount guaranteed under this Guaranty for any claim of set-off, counterclaim, counter demand, recoupment or similar right.

5.2 Guarantors’ Understanding With Respect to Waivers. Each of the waivers set forth herein is made with Guarantors’ full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any such waiver is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law or public policy.

5.3 Subordination of Debts to Guarantors. The Obligations shall be prior to any claim that any Guarantor may now have or hereafter acquire against Borrower, whether or not Borrower becomes insolvent. Each Guarantor hereby expressly subordinates to the Obligations any claim any Guarantor may have against Borrower, upon any account whatsoever (including without limitation all intercompany obligations owing to any Guarantor from Borrower), to any claim that the Guaranteed Parties may now or hereafter have against Borrower; provided, however, that Borrower may make payments on, and each Guarantor may receive payments with respect to, such claims that represent bona fide claims for money lent to, property transferred to, or services performed for, Borrower in the ordinary course of the business of such Guarantor. In the event of any dissolution, winding up, liquidation, readjustment, reorganization or similar proceedings, through bankruptcy, by an assignment for the benefit of creditors, by voluntary liquidation, or otherwise, the assets of Borrower applicable to the payment of the claims of both the Guaranteed Parties and any Guarantor shall be paid to the Guaranteed Parties until payment in full of the Obligations.

SECTION 6. MISCELLANEOUS

6.1 Amendments In Writing. None of the terms or provisions of this Guaranty may be amended, supplemented or otherwise modified except by an instrument in writing signed by Guarantors and the Guaranteed Parties, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

6.2 Notices. All notices, requests and demands to or upon the Guarantors and the Guaranteed Parties shall be effected in the manner provided for in the Facility Agreement with respect to the Guaranteed Parties, and with respect to Guarantor on the signature page of this Guaranty.

6.3 No Waiver By Course Of Conduct; Cumulative Remedies. The Guaranteed Parties shall not by any act (except by a written instrument pursuant to Section 6.1), be deemed to have waived any right, power or privilege hereunder or to have acquiesced in any Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Guaranteed Parties, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Guaranteed Parties of any right, power or privilege hereunder on any one occasion shall not be construed as a bar to any right, power or privilege that the Guaranteed Parties would otherwise have on any future occasion. The rights, powers and privileges hereunder provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights and remedies provided by law.

6.4 Enforcement Expenses; Indemnification

(a) If any amount owing to the Guaranteed Parties under this Guaranty shall be collected through enforcement thereof, any refinancing or restructuring in the nature of a work-out, settlement, negotiation, or any process of law, or shall be placed in the hands of third Persons for collection, Guarantors shall pay (in addition to all monies then due or otherwise payable under this Guaranty) all reasonable and documented out-of-pocket attorneys’ and other fees and expenses incurred in respect of such collection.

(b) Guarantors shall pay, and save the Guaranteed Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Guaranty except for those arising from any Guaranteed Party’s gross negligence or willful misconduct.

(c) The agreements in this Section shall survive repayment of the Obligations and termination of the Facility Agreement.

6.5 Successors And Assigns. This Guaranty shall be binding upon the successors of Guarantors and shall inure to the benefit of the Guaranteed Parties; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Guaranty without the written consent of the Guaranteed Parties and their successors and assigns.

6.6 Set-Off. Each Guarantor hereby irrevocably authorizes the Guaranteed Parties at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to any Guarantor or any other guarantor of the Obligations, any such notice being expressly waived by each Guarantor, to set-off and appropriate and apply any and all amounts, credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Guaranteed Parties to or for the credit or the account of any Guarantor, or any part thereof, in such amounts as the Guaranteed Parties may elect, against and on account of the Obligations, whether or not the Guaranteed Parties has made any demand for payment and although the Obligations may be contingent or unmatured. The Guaranteed Parties shall notify Guarantors promptly of any such set-off and the application made by the Guaranteed Parties of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Guaranteed Parties under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Guaranteed Parties may have.

6.7 Facsimile. This Guaranty may be executed by facsimile.

6.8 Severability. Any provision of this Guaranty which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof, and any such unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.9 Section Headings. The Section headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

6.10 Integration. This Guaranty represents the agreement of Guarantors and the Guaranteed Parties with respect to the subject matter hereof.

6.11 Acknowledgements. Each Guarantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Guaranty;

(b) the Guaranteed Parties have no fiduciary relationship with or duty to Guarantor arising out of or in connection with this Guaranty or otherwise, and the relationship between any Guarantor, on the one hand, and the Guaranteed Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or otherwise exists by virtue of the transactions contemplated hereby among any Guarantor and the Guaranteed Parties.

6.12 Applicable Law and Consent to Non-Exclusive Delaware Jurisdiction.

(a) This Guaranty shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

(b) Guarantors and the Guaranteed Parties hereby irrevocably agree that any legal action, suit or other proceeding arising out of this Guaranty may be brought in the state and federal courts sitting in the City of New York, borough of Manhattan. Each Guarantor irrevocably consents to the service of any process in any such legal action, suit or other proceeding by the mailing of copies of such process to it at its address specified in Section 6.2 by registered mail, return receipt requested. By the execution and delivery of this Guaranty, each Guarantor hereby irrevocably consents and submits to the jurisdiction of any such court in any such action, suit or other proceeding. Final judgment against any Guarantor in any such action, suit or other proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment. Nothing contained in this Guaranty shall affect the right of the Guaranteed Parties to commence legal proceedings in any court having jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other legal papers upon any Guarantor in any manner authorized by the laws of any such jurisdiction.

(c) Each Guarantor irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any action, suit or other proceeding arising out of or relating to this Guaranty, brought in the state and federal courts sitting in the City of New York, borough of Manhattan, and any claim that any such action, suit or other proceeding brought in any such court has been brought in an inconvenient forum.

(d) GUARANTORS AND THE GUARANTEED PARTIES HEREBY WAIVE ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY IN ANY ACTION, SUIT OR OTHER PROCEEDING ARISING OUT OF THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(e) To the extent that any Guarantor, in any suit, action or other proceeding brought in any court arising out of or in connection with this Guaranty shall be entitled to the benefit of any provision of law requiring any party in such suit, action or other proceeding to post security for the costs of another party, or to post a bond or to take similar action, such Guarantor hereby irrevocably waives such benefit, in each case to the fullest extent now or hereafter permitted under any applicable law.

6.13 Currency. All amounts owing under this Guaranty shall be paid in United States Dollars.

6.14 Taxes, Duties and Fees. The provisions of Section 2.6 of the Facility Agreement are incorporated herein with respect to payments by the Guarantors under this Guaranty, mutatis mutandis, such incorporation to continue after termination of the Facility Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Guaranty to be duly executed and delivered as of the date first above written.

GUARANTORS:

AMERICAN ADDICTION CENTERS, INC., a Nevada corporation

By:	/s/ Michael T. Cartwright
Name:	Michael T. Cartwright
Title:	Chairman and Chief Executive Officer

FORTERUS HEALTH CARE SERVICES, INC., a Delaware corporation SAN DIEGO ADDICTION TREATMENT CENTER, INC., a Delaware corporation

By:	/s/ Michael T. Cartwright
Name:	Michael T. Cartwright
Title:	Chairman

B&B HOLDINGS INTL LLC, a Florida limited liability company

GREENHOUSE TREATMENT CENTER, LLC, a Texas limited liability company

CONCORDE TREATMENT CENTER, LLC, a Nevada limited liability company

SINGER ISLAND RECOVERY CENTER, LLC, a Florida limited liability company

RECOVERY FIRST OF FLORIDA, LLC, a Delaware limited liability company

RI – CLINICAL SERVICES, LLC, a Delaware limited liability company

NEW JERSEY ADDICTION TREATMENT CENTER, LLC, a Delaware limited liability company

LAGUNA TREATMENT HOSPITAL, LLC, a Delaware limited liability company

OXFORD TREATMENT CENTER, LLC, a Delaware limited liability company

RIVER OAKS TREATMENT CENTER, LLC, a Delaware limited liability company

SOBER MEDIA GROUP, LLC, a Delaware limited liability company

By:	/s/ Michael T. Cartwright
Name:	Michael T. Cartwright
Title:	Manager

REFERRAL SOLUTIONS GROUP, LLC, a California limited liability company

TAJ MEDIA LLC, a California limited liability company

By:	Sober Media Group, LLC, its sole member

By:	/s/ Michael T. Cartwright
Name:	Michael T. Cartwright
Title:	Manager

RECOVERY BRANDS, LLC, a California limited liability company

By:	Referral Solutions Group, LLC, its sole member

By:	/s/ Michael T. Cartwright
Name:	Michael T. Cartwright
Title:	Chairman

SUBSTANCE.COM, LLC, a New York limited liability company

By:	Recovery Brands, LLC, its sole member

By:	/s/ Michael T. Cartwright
Name:	Michael T. Cartwright
Title:	Chairman

FITRX, LLC, a Tennessee limited liability company

AAC LAS VEGAS OUTPATIENT CENTER, LLC, a Delaware limited liability company

AAC DALLAS OUTPATIENT CENTER, LLC, a Delaware limited liability company

ADDICTION LABS OF AMERICA, LLC, a Delaware limited liability company

CLINICAL REVENUE MANAGEMENT SERVICES, LLC, a Tennessee limited liability company

By:	American Addiction Centers, Inc., its sole member

By:	/s/ Michael T. Cartwright
Name:	Michael T. Cartwright
Title:	Chairman and Chief Executive Officer

BEHAVIORAL HEALTHCARE REALTY, LLC, a Delaware limited liability company

CONCORDE REAL ESTATE, LLC, a Nevada limited liability company

GREENHOUSE REAL ESTATE, LLC, a Texas limited liability company

BHR ALISO VIEJO REAL ESTATE, LLC, a Delaware limited liability company

BHR RINGWOOD REAL ESTATE, LLC, a Delaware limited liability company

BHR OXFORD REAL ESTATE, LLC, a Delaware limited liability company

By:	/s/ Michael T. Cartwright
Name:	Michael T. Cartwright
Title:	Manager

THE ACADEMY REAL ESTATE, LLC, a Delaware limited liability company

By:	Behavioral Healthcare Realty, LLC, its sole member

By:	/s/ Michael T. Cartwright
Name:	Michael T. Cartwright
Title:	Manager

PALM BEACH PROFESSIONAL GROUP,

PROFESSIONAL CORPORATION, a Florida professional corporation

LAS VEGAS PROFESSIONAL GROUP – CALARCO, P.C., a Nevada professional corporation

GRAND PRAIRIE PROFESSIONAL GROUP, P.A., a Texas professional association

OXFORD PROFESSIONAL GROUP, P.C., a Mississippi professional corporation

By:	/s/ Mark A. Calarco
Name:	Mark A. Calarco
Title:	President, Secretary and Treasurer

BRENTWOOD PROFESSIONAL GROUP, P.C., a Tennessee professional corporation

By:	/s/ Mark A. Calarco
Name:	Mark A. Calarco
Title:	President and Secretary

SAN DIEGO PROFESSIONAL GROUP, P.C., a California professional corporation

By:	/s/ Mark A. Calarco
Name:	Mark A. Calarco
Title:	President, Secretary and Chief Financial Officer

Address: c/o AAC Holdings, Inc.
115 East Park Drive, Second Floor
Brentwood, Tennessee 37037
Attention: Kirk M. Manz, Chief Financial Officer
Fax: (615) 649-4737
Email: Kmanz@contactacc.com